EXHIBIT 32
Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
This certification is not deemed filed pursuant to the Securities Exchange Act of 1934, as amended, and does not constitute a part of the Quarterly Report of Hypercom Corporation (the “Company”) on Form 10-Q for the period ending June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”).
In connection with the Report, we, William Keiper, as Chief Executive Officer of the Company, and Thomas Liguori, as Senior Vice President and Chief Financial Officer of the Company, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of our knowledge, respectively, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

	By:	/s/ William Keiper
Dated: August 9, 2007		William Keiper
Chief Executive Officer

	By:	/s/ Thomas Liguori
Dated: August 9, 2007		Thomas Liguori
Senior Vice President and Chief Financial Officer